UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2011

CONVENIENCE TV INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54210	30-0518293
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

248 Main Street, Venice, CA, 90291	78578
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 331-8777

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 14, 2011, we accepted a consent to act of Shane Paul Arsens as director of our company. We increased the number of directors on our board of directors to three (3) and appointed Mr. Arsens to fill the ensuing vacancy.

Shane Paul Arsens – Director

From 1970 to 1998, Shane Paul Arsens was involved in the family business as an owner-operator of two (2) major hotels and three popular restaurants. Mr. Arsens duties included all aspects of the hospitality operations and management to a staff of over 300 employees.

From 1998 to 2007, Mr. Arsens was retired.

From 2007 to present, Mr. Arsens has been the director and an operations manager of Global Fusion Media, a private company that specializes in multimedia products. His duties included the development of site locations and installation of Global’s C-Store Network in various convenience stores in the United States.

In addition, since March of 2011, he has been the director of sales of Bluenergy MX for their North America and Africa branch.

We appointed Shane Paul Arsens as a member to our board of directors due to his management experience.

Our board of directors now consists of Norman Knowles, Greg Trevor and Shane Paul Arsens. There have been no transactions between our company and Mr. Arsens since the company’s last fiscal year which would be required to be reported herein. There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVENIENCE TV INC.

/s/ Greg Trevor
Greg Trevor
Chief Financial Officer and Director

Date: July 22, 2011